UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2008

THE ENLIGHTENED GOURMET, INC.

(Exact name of registrant as specified in charter)

Nevada	000-51597	32-0121206
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

236 Centerbrook

Hamden, CT  06518

(Address of principal executive offices) (Zip Code)

Copies to:

Richard Friedman, Esq.

Sichenzia Ross Friedman Ference, LLP

New York, NY 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Registrant's telephone number, including area code: (203) 230-9930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02

Unregistered Sale of Equity Securities

On July 14, 2008, to obtain funding for working capital, The Enlightened Gourmet, Inc. (the “Company”) entered into a loan agreement (the “Agreement”) with an accredited investor (the “Investor”) for the sale of a $12,000 12% Promissory Note (the “Note”).

In connection with the Agreement, the Investor received a warrant to purchase 250,000 shares of common stock (“Warrant”).  The Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.065.  The investor may exercise the Warrant on a cashless basis if the shares of common stock underlying the Warrant are not then registered pursuant to an effective registration statement.  In the event the Investor exercises the Warrant on a cashless basis, then we will not receive any proceeds.

The Note bears interest at 12% and matures twelve months from the date of issuance. The full principal amount of the Note is due upon default under the terms of Note.

As of the date hereof, the Company is obligated on $12,000 face amount of Note issued to the Investor.  The Note is a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The securities were offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.

Description

4.1

Form of 12% Promissory Note

4.2

Form of Warrant

99.1

Form of Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENLIGHTENED GOURMET, INC.

Date: July 21, 2008

By: /s/ Alexander L. Bozzi, III

Name: Alexander L. Bozzi, III

Title: President